SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                 CURRENT REPORT UNDER TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): August 13, 1997
                        Commission File Number:  0-10104


                            LA TEKO RESOURCES LTD.
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             (Exact Name of Registrant as Specified in its Charter)


             BRITISH COLUMBIA                       87-0483319
      -----------------------------            ------------------
     (State or other jurisdiction of              (IRS Employer
      incorporation or organization)           Identification No.)



     625 HOWE STREET, SUITE 500
             VANCOUVER, B.C.                         V6C 2T6
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       (Address of Principal                       (Zip Code)
         Executive Offices)




              Registrant's Telephone Number, including Area Code:
                               (604) 688-0833




                               NOT APPLICABLE
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     (Former name, former address, and formal fiscal year, if changed since last report)



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                             ITEM 5:  OTHER EVENTS
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La Teko Resources Ltd. (the "Company") announced on August 13, 1997, that
Newmont Exploration Limited ("Newmont"), joint venture operator, has approved a $1.6 million 1997 Phase II exploration program for the True North Joint Venture project, Fairbanks Mining District, Alaska. This is in addition to the $2.1 million Phase I program already completed, bringing the total 1997 program to $3.7 million. Exploration expenditures by Newmont prior to 1997 total $6.1 million.

The focus of the Phase I drilling program, carried out from March through June 1997, was the addition of gold to the True North mineral inventory by drilling extensions and fill-in holes around and within the currently defined mineralization. This program was successful, as demonstrated in the following table of highlights from assay data which have been released over the last six months. Some of the deeper intercepts may or may not be continuous with the main mineralized body.

                                              LENGTH      GRADE OZ.
    HOLE NO.      FROM (FT.)    TO (FT.)       (FT.)       AU/TON
--------------   -----------    ---------    ---------    ---------

Central Zone

TN-522*                245          355          110           .242
TN-588                  30           70           40           .119
TN-591                   5           50           45           .182
TN-597*                255          275           20          2.079
TN-600                 130          160           30           .327
TN-615*                430          475           45           .208
TN-627                 135          150           15          1.524
TN-628*                505          550           45           .488

Shepard/Zeppelin

TN-568                  70          145           75           .377
TN-617*                245          345          100           .067
TN-625                  40           70           30           .315

On June 5, 1997, the Company announced Newmont's updated mineral inventory calculation as 18,208,000 tons grading .072 oz Au/ton gold, or 1.314 million contained ounces. That mineral inventory will have already expanded, since many of the new results were not included in the calculation.

The Phase II exploration program will have a shift in focus, from drilling within and around the known gold zones to stepping out and testing new targets. Over the past several months, Newmont has completed detailed investigations of the geological, structural, and alternation patterns associated with the gold mineralization at True North. From this, several high priority targets which have the potential to host gold mineralization in zones similar to those already identified have been established. One of these, the New Zone, has already seem some drilling and has returned some high grade intercepts (TN-541 - 65 ft. of
 .178 oz. Au/ton; TN-609 - 30 ft. of .259 oz Au/ton and 55 ft. of .335 oz Au/ton) and is open for expansion. This zone has not yet been sufficiently defined to be included in resource calculations. The discovery of one or more new mineralized zones, similar to Hindenburg or Central, would have the effect of significantly increasing the gold resource potential of the True North Property.

The True North project is located 16 miles northeast of Fairbanks, Alaska, just off the paved Steese Highway, and seven miles northwest of the 350,000 ounce per year Fort Knox Mine of Cyprus Amax Minerals. La Teko has received $6 million in cash payments from Newmont which is earning a 65% interest in the property. Newmont must now complete a feasibility study which recommends placing the property into production and spend the first $21 million in exploration and development costs.

La Teko Resources Ltd. Is a gold exploration company concentrating its efforts in the prolific Fairbanks Mining District of Alaska. The Company has no debt and $1.5 million in working capital.


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                                   SIGNATURES
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      Pursuant to the requirements of section 13 or 15(d) of the Securities
Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    LA TEKO RESOURCES LTD.




Dated:  August 26, 1997             By/s/ Gerald G. Carlson, President